Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT THE PIPER JAFFRAY
TECHNOLOGY, MEDIA AND TELECOMMUNICATIONS CONFERENCE

ENGLEWOOD, Colo. — March 11, 2013 — Ascent Capital Group, Inc. (Nasdaq: ASCMA) announced today that it will present to the attendees of the 2013 Piper Jaffray Technology, Media & Telecommunications Conference, being held on March 13, 2013 at Le Parker Meridien, in New York, NY at 1:00 pm EDT. Bill Fitzgerald, Chairman and Chief Executive Officer of Ascent Capital Group, and Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of Monitronics International, Inc., will speak at the conference. During their presentations, Messrs. Fitzgerald and Haislip may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

During the event, a webcast of management’s presentation will be made available on the Ascent investor relations website at http://ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics International Inc., one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

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Erica Bartsch, 212-446-1875

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